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                                     Exhibit 23.1


Rocky Mountain Internet, Inc.
Denver, Colorado



We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Rocky Mountain Internet, Inc. (the "Company") of our report dated February 23, 1996 relating to the financial statements of the Company for the year ended December 31, 1995 appearing in the December 31, 1996 Annual Report on Form 10-KSB, as amended, of Rocky Mountain Internet, Inc.




                                        /s/ McGladrey & Pullen, LLP


Charlotte, North Carolina
September 26, 1997